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Principal
  Financial Group                                             Principal Life
  Group                                                       Insurance Company


June 1, 2004



Mr. Ralph C. Eucher, President
Principal Investors Fund, Inc.
Principal Financial Group
Des Moines, IA 50392-2080



Dear Mr. Eucher

Principal Life Insurance Company intends to purchase the following shares (the "Shares"):

                                 Price      Shares to
                               Per Share   be Purchased
                               ---------   ------------
Partners International Fund
   Advisors Select...............$9.67........967.118
   Select........................$9.67........967.118
   Advisors Preferred............$9.67........967.118
   Preferred.....................$9.67........967.118
Partners LargeCap Value Fund I
   Advisors Select..............$10.00......1,000.000
   Select.......................$10.00......1,000.000
   Advisors Preferred...........$10.00......1,000.000
   Preferred....................$10.00......1,000.000
   Institutional................$10.00....496,000.000
Partners MidCap Growth Fund I
   Advisors Select...............$9.77........976.563
   Select........................$9.77........976.563
   Advisors Preferred............$9.77........976.563
   Preferred.....................$9.77........976.563
Partners MidCap Value Fund I
   Advisors Select...............$9.44........944.287
   Select........................$9.44........944.287
   Advisors Preferred............$9.44........944.287
   Preferred.....................$9.44........944.287

Partners SmallCap Growth Fund III
   Advisors Select..............$10.00......1,000.000
   Select.......................$10.00......1,000.000
   Advisors Preferred...........$10.00......1,000.000
   Preferred....................$10.00......1,000.000
   Institutional................$10.00....496,000.000
Partners SmallCap Value Fund II
   Advisors Select..............$10.00......1,000.000
   Select.......................$10.00......1,000.000
   Advisors Preferred...........$10.00......1,000.000
   Preferred....................$10.00......1,000.000
   Institutional................$10.00..1,996,000.000
Preferred Securities Fund
   Advisors Select...............$9.26........925.926
   Select........................$9.26........925.926
   Advisors Preferred............$9.26........925.926
   Preferred.....................$9.26........925.926



In connection with such purchase, Principal Life Insurance Company represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.


                         PRINCIPAL LIFE INSURANCE COMPANY


                         By  /s/Michael D. Roughton
                            ---------------------------------------------------
                              Michael D. Roughton
                              Vice President and Senior Securities Counsel